Exhibit 32.1

CERTIFICATION OF CFO PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of Trinity Capital Corporation, a New Mexico corporation (“Trinity”), for the period ended December 31, 2015 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), John S. Gulas, as Chief Executive Officer of Trinity, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Trinity.

/s/ John S. Gulas
John S. Gulas
President and Chief Executive Officer
October 31, 2016